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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-56010) pertaining to the Cardinal Health Profit Sharing, Retirement and Savings Plan For Employees of Puerto Rico of our report dated December 6, 2002, with respect to the financial statements and schedule of the Cardinal Health Profit Sharing, Retirement and Savings Plan For Employees of Puerto Rico included in this Annual Report (Form 11-K) for the year ended June 30, 2002.

/s/ Ernst & Young LLP

Columbus, Ohio
  December 19, 2002